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                                                                  Exhibit 23.5


LAZARD Letterhead


                       CONSENT OF LAZARD FRERES & CO. LLC

     We hereby consent to (i) the use of our opinion letter, dated
June 21, 2000, to the Board of Directors of Fisher Scientific International Inc. ("Fisher"), included as Annex D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between Fisher and PSS World Medical, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the initial filing of the aforementioned Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     Dated: August 23, 2000.



                                            LAZARD FRERES & CO. LLC


                                            By: /s/ STEVEN J. GOLUB
                                               -------------------------
                                                Name:  Steven J. Golub
                                                Title: Managing Director